Bank of America 1Q18 Financial Results April 16, 2018

(Comparisons to 1Q17) • Earnings – Record net income of $6.9B and diluted earnings per share of $0.62, up 30% and 38%, respectively  Effective tax rate benefited by 9 percentage points due to the Tax Act 1 – Pretax income of $8.4B, up 15% – Total revenue of $23.1B grew 4% (net interest income +5% and noninterest income +3%) – Noninterest expense of $13.9B declined 1%  13th straight quarter of positive YoY operating leverage – Provision for credit losses remained low and stable • Balances – Average loans and leases in business segments grew 5% – Average deposits increased more than 3% – GWIM assets under management rose 15% – Average assets in Global Markets up 12% • Return Metrics and Efficiency – Return on average common shareholders’ equity of 10.8%, up 276 bps  Return on average tangible common shareholders’ equity improved 382 bps to 15.3% 2 – Return on average assets increased 24 bps to 1.21% – Efficiency ratio improved 325 bps to 60% First Quarter 2018 Highlights 2 ____________________ Note: GWIM defined as Global Wealth & Investment Management. 1 On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was enacted, which included a lower U.S. corporate tax rate effective in 2018. 2 Represents a non-GAAP financial measure. For important presentation information, see slide 25.

(7%) (5%) (2%) 1% (3%) 1% 3% 2% 7% 7% 1% 7% 4% (29%) (25%) (31%) (2%) (10%) (2%) (1%) (4%) (1%) 2% (2%) (1%) (1%) 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 YoY revenue growth (decline) YoY expense growth (decline) Operating leverage Operating Leverage Trend 3 ____________________ Note: Amounts may not total due to rounding. 1 Operating leverage calculated as the year-over-year percentage change in revenue, net of interest expense, less the percentage change in noninterest expense. Quarterly expense for 2017 and 2016 has been restated to reflect the accounting change for retirement-eligible equity incentives adopted in 4Q17; 2015 and 2014 periods are as reported. 2 Revenue growth and operating leverage adjusted to exclude the $0.9B noninterest income charge in 4Q17 from the Tax Act; represents a non-GAAP financial measure. +22% +21% +29% +3% +8% +3% +5% +6% +8% +6% +3% Positive YoY Operating Leverage for 13 Consecutive Quarters 1 +8% 2 2 Reported revenue growth of 2% and operating leverage of 3% +5%

Financial Results 4 ____________________ Note: Amounts may not total due to rounding. 1 Represents a non-GAAP financial measure. For important presentation information, see slide 25. Total revenue, net of interest expense $23.1 $22.2 4 % Noninterest expense 13.9 14.1 (1) Provision for credit losses 0.8 0.8 – Pretax income 8.4 7.3 15 Income tax expense 1.5 2.0 (26) Net income 6.9 5.3 30 Diluted earnings per share $0.62 $0.45 38 % Average diluted common shares (in millions) 10,473 10,920 (4) Return Metrics and Efficiency eturn on average assets 1.21% 0.97% 24 bps Return on average common shareholders' equity 10.8 8.1 276 Return on average tangible common shareholders' equity 1 15.3 11.4 382 Efficiency ratio 60 63 (325) 1Q17 Summary Income Statement ($ in billions, except per share data) % Inc / (Dec) Inc / (Dec) 1Q171Q18 1Q18

# Balance Sheet, Liquidity and Capital

| $ in billions, except per share data | 1Q18 | 4Q17 | 1Q17 |
|---|---|---|---|
| **Balance Sheet (end of period balances)** | | | |
| Total assets | $2,328.5 | $2,281.2 | $2,247.8 |
| Total loans and leases | 934.1 | 936.7 | 906.2 |
| Total loans and leases in business segments [1] | 869.5 | 867.3 | 823.0 |
| Total deposits | 1,328.7 | 1,309.5 | 1,272.1 |
| **Funding & Liquidity** | | | |
| Long-term debt | $232.3 | $227.4 | $221.4 |
| Global Liquidity Sources (average) [2] | 522 | 522 | 507 |
| Liquidity coverage ratio [2,3] | 124 % | 125 % | n/a |
| Time to Required Funding (in months) [2] | 56 | 49 | 40 |
| **Equity** | | | |
| Common shareholders' equity | $241.6 | $244.8 | $242.8 |
| Common equity ratio | 10.4 % | 10.7 % | 10.8 % |
| Tangible common shareholders' equity [4] | $171.3 | $174.5 | $171.7 |
| Tangible common equity ratio [4] | 7.6 % | 7.9 % | 7.9 % |
| **Per Share Data** | | | |
| Book value per common share | $23.74 | $23.80 | $24.34 |
| Tangible book value per common share [4] | 16.84 | 16.96 | 17.22 |
| Common shares outstanding (in billions) [5] | 10.18 | 10.29 | 9.97 |

| $ in billions | 1Q18 | 4Q17 | 1Q17 |
|---|---|---|---|
| **Basel 3 Capital [3]** | | | |
| Common equity tier 1 capital (CET1) | $164.8 | $168.5 | $164.3 |
| **Standardized approach** | | | |
| Risk-weighted assets | $1,452 | $1,443 | $1,416 |
| CET1 ratio | 11.4 % | 11.7 % | 11.6 % |
| **Advanced approaches** | | | |
| Risk-weighted assets | $1,458 | $1,459 | $1,498 |
| CET1 ratio | 11.3 % | 11.5 % | 11.0 % |
| **Supplementary leverage ratio (SLR) [2]** | | | |
| Bank holding company SLR | 6.8 % | 6.9 % | 7.0 % |

[1] Excludes loans and leases in All Other.
[2] See notes A, B, C and D on slide 23 for definitions of Global Liquidity Sources, Liquidity Coverage Ratio, Time to Required Funding and Supplementary Leverage Ratio, respectively.
[3] Regulatory capital and liquidity ratios at March 31, 2018 are preliminary. Bank of America reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which is the Advanced approaches for the periods presented. Transition provisions of Basel 3 are fully phased-in as of January 1, 2018. Prior periods are presented on a fully phased-in basis.
[4] Represents a non-GAAP financial measure. For important presentation information, see slide 25.
[5] Berkshire Hathaway exercised its warrants to purchase 700 million shares of BAC common stock in 3Q17 using its Series T preferred shares, which resulted in an increase to common shares outstanding.

Bank of America 5

Average Loans and Deposits ____________________ Notes: Amounts may not total due to rounding. GWIM defined as Global Wealth & Investment Management and GM defined as Global Markets. 1 Includes $6B and $9B of average non-U.S. consumer credit card loans in 2Q17 and 1Q17, respectively. During 2Q17, the Company sold its non-U.S. consumer credit card business. $914 $915 $918 $928 $932 $0 $250 $500 $750 $1,000 1Q17 2Q17 3Q17 4Q17 1Q18 YoY +2% 636 653 659 666 674 257 245 240 240 243 305 300 316 330 324 $1,257 $1,257 $1,272 $1,294 $1,297 $0 $350 $700 $1,050 $1,400 1Q17 2Q17 3Q17 4Q17 1Q18 Consumer Banking GWIM Global Banking Other (GM and All Other) YoY +3% +6% (6%) +6% 258 262 269 276 280 148 151 154 157 159 343 345 346 350 352 70 70 72 74 74 $819 $827 $842 $857 $864 $0 $300 $600 $900 1Q17 2Q17 3Q17 4Q17 1Q18 Consumer Banking GWIM Global Banking Global Markets YoY +5% +8% +7% +3% +5% 69 65 62 58 55 17 16 15 14 13 9 6 $95 $88 $77 $71 $68 $0 $50 $100 $150 1Q17 2Q17 3Q17 4Q17 1Q18 Residential mortgage Home equity Non-U.S. credit card YoY (29%) Total Loans & Leases ($B) 1 Loans & Leases in All Other ($B) 1 Loans & Leases in Business Segments ($B) 6 Total Deposits ($B)

$934 $908 $900 $1,237 $911 0.42% 0.40% 0.39% 0.53% 0.40% 0.0% 0.5% 1.0% $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 1Q17 2Q17 3Q17 4Q17 1Q18 Net charge-offs Net charge-off ratio ____________________ 1 Excludes loans measured at fair value. Asset Quality 7 Net Charge-offs ($MM) Provision for Credit Losses ($MM) $835 $726 $834 $1,001 $834 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 1Q17 2Q17 3Q17 4Q17 1Q18 • Total net charge-offs of $0.9B declined $0.3B from 4Q17, and total net charge-off ratio improved to 40 bps – Consumer net charge-offs of $0.8B increased $0.1B, driven by seasonally higher losses in credit card  Net charge-off ratio remained low at 75 bps – Commercial net charge-offs of $0.1B decreased $0.4B, primarily driven by the absence of a $0.3B single-name non- U.S. charge-off in 4Q17  Net charge-off ratio improved to 7 bps • Provision expense of $0.8B decreased $0.2B from 4Q17 – Net reserve release of $0.1B in 1Q18 reflected improvements in consumer real estate and energy, partially offset by seasoning in the credit card portfolio • Allowance for loan and lease losses of $10.3B, which represents 1.11% of total loans and leases 1 • Nonperforming loans (NPLs) decreased $0.1B from 4Q17 – Current consumer NPLs remained at 45% • Commercial reservable criticized utilized exposure decreased $0.2B from 4Q17, driven by improvement in energy exposures

$107 $157 $169 $468 $81 0.10% 0.14% 0.14% 0.39% 0.07% 0.0% 0.5% 1.0% 1.5% 2.0% $0 $250 $500 $750 $1,000 1Q17 2Q17 3Q17 4Q17 1Q18 C&I Small business and other Commercial NCO ratio Asset Quality – Consumer and Commercial Portfolios 8 Consumer Net Charge-offs ($MM) $827 $751 $731 $769 $830 0.74% 0.67% 0.65% 0.68% 0.75% 0.0% 0.5% 1.0% 1.5% 2.0% $0 $250 $500 $750 $1,000 1Q17 2Q17 3Q17 4Q17 1Q18 Credit card Other Consumer NCO ratio ____________________ 1 Excludes loans measured at fair value. 2 Fully-insured loans are FHA-insured loans and other loans individually insured under long-term standby agreements. Consumer Asset Quality Metrics ($MM) Provision $748 $619 $772 Nonperforming loans and leases 4,906 5,166 5,546 % of loans and leases 1 1.10% 1.14% 1.23 % Consumer 30+ days performing past due $7,823 $8,811 $9,451 Fully-insured 2 3,915 4,466 5,531 Non fully-insured 3,908 4,345 3,920 Allowance for loans and leases 5,250 5,383 6,136 % of loans and leases 1 1.18% 1.18% 1.36% # times annualized NCOs 1.56 x 1.76 x 1.83 x 1Q18 4Q17 1Q17 Commercial Net Charge-offs ($MM) Commercial Asset Quality Metrics ($MM) Provision $86 $382 $63 Reservable criticized utilized exposure 13,366 13,563 16,068 Nonperforming loans and leases 1,472 1,304 1,728 % of loans and leases 1 0.31% 0.27% 0.38 % Allowance for loans and leases $5,010 $5,010 $5,218 % of loans and leases 1 1.04% 1.05% 1.14% 1Q18 4Q17 1Q17 4Q17 included $0.3B single-name non-US C&I charge-off

Net Interest Income 9 • Net interest income of $11.6B ($11.8B FTE 1) – Increased $0.6B from 1Q17, reflecting the benefits from higher interest rates and loan and deposit growth, partially offset by a decline resulting from the sale of the non-U.S. consumer credit card business in 2Q17 and higher funding costs in Global Markets – Increased $146MM from 4Q17, driven by higher interest rates, partially offset by two fewer interest accrual days • Net interest yield of 2.39% was flat compared to 1Q17 – Reflects the benefits from spread improvement offset by a reduction in the non-U.S. consumer credit card portfolio (higher-yielding asset), as well as the impact from an increase in Global Markets assets (lower-yielding) • Interest rate sensitivity as of March 31, 2018 2 – Remain positioned for NII to benefit as rates move higher – +100bps parallel shift in interest rate yield curve is estimated to benefit NII by $3.0B over the next 12 months, driven primarily by sensitivity to short-end interest rates 2 ____________________ Note: FTE defined as fully taxable-equivalent basis. 1 Represents a non-GAAP financial measure. For important presentation information, see slide 25. 2 NII asset sensitivity represents banking book positions. Net Interest Income (FTE, $B) 1 $11.1 $11.0 $11.2 $11.5 $11.6 $11.3 $11.2 $11.4 $11.7 $11.8 $0 $3 $6 $9 $12 1Q17 2Q17 3Q17 4Q17 1Q18 Net interest income (GAAP) FTE adjustment 2.39% 2.34% 2.36% 2.39% 2.39% 1% 2% 3% 1Q17 2Q17 3Q17 4Q17 1Q18 Net Interest Yield (FTE) 1

63% 61% 61% 65% 60% 30% 40% 50% 60% 70% 1Q17 2Q17 3Q17 4Q17 1Q18 Expense and Efficiency ____________________ Note: Amounts may not total due to rounding. Certain amounts have been reclassified to reflect new accounting pronouncements. See slide 25 for important presentation information. • Total noninterest expense of $13.9B declined $0.2B, or 1%, from 1Q17, driven by lower non-personnel costs • Efficiency ratio improved to 60% in 1Q18 • Total noninterest expense increased $0.6B from 4Q17, driven by seasonally elevated payroll tax costs of $0.4B and higher revenue- related incentives • Total headcount was 208K, down 1% from 1Q17 – Growth of 1.6K in primary sales professionals across Consumer Banking, GWIM and Global Banking was more than offset by reductions from the sale of the non-U.S. consumer credit card business and declines in non-sales professionals Total Noninterest Expense ($B) 10 8.5 8.0 7.8 7.6 8.5 5.6 5.9 5.6 5.7 5.4 $14.1 $14.0 $13.4 $13.3 $13.9 $0 $4 $8 $12 $16 1Q17 2Q17 3Q17 4Q17 1Q18 Personnel Non-personnel Efficiency Ratio

# Consumer Banking

| $ in millions | 1Q18 | Inc/(Dec) 4Q17 | 1Q17 |
|---|---|---|---|
| Total revenue, net of interest expense [1] | $9,032 | $77 | $748 |
| Provision for credit losses | 935 | 49 | 97 |
| Noninterest expense | 4,480 | (27) | 70 |
| Pretax income [1] | 3,617 | 55 | 581 |
| Income tax expense [1] | 922 | (443) | (222) |
| Net income | $2,695 | $498 | $803 |

| Key Indicators ($ in billions) | 1Q18 | 4Q17 | 1Q17 |
|---|---|---|---|
| Average deposits | $674.4 | $665.5 | $635.6 |
| Rate paid on deposits | 0.05 % | 0.04 % | 0.03 % |
| Cost of deposits [2] | 1.61 | 1.61 | 1.63 |
| Average loans and leases | $279.6 | $275.7 | $257.9 |
| Net charge-off ratio | 1.27 % | 1.21 % | 1.21 % |
| Client brokerage assets | $182.1 | $177.0 | $153.8 |
| Active mobile banking users (MM) | 24.8 | 24.2 | 22.2 |
| % Consumer sales through digital channels | 26 % | 24 % | 22 % |
| Number of financial centers | 4,435 | 4,470 | 4,559 |
| Combined credit / debit purchase volumes [3] | $137.4 | $143.4 | $125.9 |
| Total U.S. consumer credit card risk-adjusted margin [3] | 8.32 % | 8.74 % | 8.89 % |
| Return on average allocated capital | 30 | 24 | 21 |
| Allocated capital | $37 | $37 | $37 |
| Efficiency ratio [1] | 50 % | 50 % | 53 % |

- Net income of $2.7B and ROAAC of 30%
  - Pretax income of $3.6B, up 19% from 1Q17
- Revenue of $9.0B increased $0.7B, or 9%, from 1Q17
  - Strong NII growth, driven by higher interest rates and growth in deposits and loans
  - Noninterest income increased as higher card income more than offset lower mortgage banking income
- Provision increased from 1Q17, primarily due to credit card portfolio seasoning and loan growth
  - Net charge-offs increased $0.1B to $0.9B
- Noninterest expense up $0.1B, or 2%, from 1Q17, reflecting investments for business growth
  - Efficiency ratio improved 364 bps to below 50%
  - Continued investment in primary sales professionals, financial center builds/renovations and digital capabilities
- Average deposits of $674B grew $39B, or 6%, from 1Q17
  - 51% of deposits in checking accounts; 90% primary accounts [4]
  - Average cost of deposits of 1.61% [2]
- Average loans and leases of $280B increased $22B, or 8%, from 1Q17, driven by growth in residential mortgage and credit card
- Client brokerage assets of $182B grew $28B, or 18%, from 1Q17, driven by record client flows and market performance
- Combined YoY growth in card spend accelerated to 9% (credit +11%, debit +8%) vs. 5% in the year-ago period
- Active mobile banking users of 24.8MM, up 12% from 1Q17, and mobile channel usage up 32% from 1Q17

Note: ROAAC defined as return on average allocated capital
[1] FTE basis.
[2] Cost of deposits calculated as annualized noninterest expense as a percentage of total average deposits within the Deposits subsegment.
[3] Includes portfolios in Consumer Banking and GWIM.
[4] Represents the percentage of consumer checking accounts that are estimated to be the customer's primary account based on multiple relationship factors (e.g., linked to their direct deposit).

Bank of America
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Consumer Banking Trends 12 • #1 Consumer Deposit Market Share 1 • 2018 JD Power Certified Mobile App • #1 Online Banking and Mobile Banking Functionality 2 • #1 Digital U.S. Credit Card Sales Functionality 3 • #1 Online Broker 4 • #1 Home Equity Lender and #2 bank for Retail Mortgage Originations 5 • #1 in Prime Auto Credit distribution of new originations among peers 6 • #2 Small Business Lender 7 – 88% primary checking accounts 5.8 6.0 6.2 6.4 6.5 2.5 2.5 2.6 2.6 2.5 $8.3 $8.5 $8.8 $9.0 $9.0 $0 $2 $4 $6 $8 $10 1Q17 2Q17 3Q17 4Q17 1Q18 Net interest income Noninterest income 87 87 89 90 91 51 51 52 53 52 44 43 42 41 39 59 63 68 73 77 18 19 19 19 19 $258 $262 $269 $276 $280 $0 $100 $200 $300 1Q17 2Q17 3Q17 4Q17 1Q18 Consumer credit card Vehicle lending Home equity Residential mortgage Small business / other Average Loans and Leases ($B) $4.4 $4.4 $4.5 $4.5 $4.5 53% 52% 51% 50% 50% 40% 50% 60% 70% $0 $1 $2 $3 $4 $5 1Q17 2Q17 3Q17 4Q17 1Q18 Noninterest expense Efficiency ratio Total Expense ($B) and Efficiency 8 Total Revenue ($B) 8 8 8 ____________________ Note: Amounts may not total due to rounding. 1 Source: June 2017 FDIC deposit data. 2 Source: Dynatrace 4Q17 Online Banker Scorecard and Javelin 2017 Mobile Banking Scorecard. 3 Source: Forrester 2017 Credit Card Functionality. 4 Source: Kiplinger’s 2017 Best Online Brokers Review. 5 Source: Inside Mortgage Finance (YTD 3Q17 and YTD 4Q17). 6 Source: Experian. Largest percentage of 740+ Scorex customers among key competitors as of January 2018. 7 Source: FDIC (4Q17). 8 FTE basis. 50% 50% 50% 50% 51% $636 $653 $659 $666 $674 0.03% 0.04% 0.04% 0.04% 0.05% 0.00% 0.05% 0.10% 0.15% 0.20% $0 $100 $200 $300 $400 $500 $600 $700 1Q17 2Q17 3Q17 4Q17 1Q18 Other deposits Checking Rate paid (%) Average Deposits ($B) Business Leadership $154 $159 $167 $177 $182 $0 $50 $100 $150 $200 1Q17 2Q17 3Q17 4Q17 1Q18 Client Brokerage Assets (EOP, $B)

4.9 7.6 12.4 28.6 $1 $2 $4 $9 $0 $2 $4 $6 $8 $10 0 5 10 15 20 25 30 1Q15 1Q16 1Q17 1Q18 Transactions (MM) Volume ($B) Zelle integrated into BAC mobile app in 2017 267 286 314 365 305 307 308 316 $572 $592 $622 $682 $0 $200 $400 $600 $800 1Q15 1Q16 1Q17 1Q18 Digital Non-Digital Consumer Banking Digital Trends 13 ____________________ 1 Digital users represent mobile and / or online users in consumer businesses. 2 Includes person-to-person payments sent and / or received through e-mail or mobile identification. 3 Represents the total number of application logins using a smartphone or tablet. Digital appointments represent the number of appointments made using a smartphone or tablet. 30.7 32.0 33.7 35.5 17.1 19.6 22.2 24.8 0 10 20 30 40 1Q15 1Q16 1Q17 1Q18 Digital banking users Mobile banking users Active Digital Banking Users (MM) 1 13% 16% 20% 24% 0% 5% 10% 15% 20% 25% 30% 1Q15 1Q16 1Q17 1Q18 CAGR 6% 1% 11% % Mobile Deposit Transactions Person-to-Person Payments (Zelle) 2 Total Payments ($B) 632 891 1,048 1,381 86 263 355 445 0 100 200 300 400 500 600 700 0 200 400 600 800 1,000 1,200 1,400 1,600 1Q15 1Q16 1Q17 1Q18 Mobile Channel Usage Digital Appointments (000's) Mobile Channel Usage (MM) 3 16% 19% 22% 26% 0% 10% 20% 30% 1Q15 1Q16 1Q17 1Q18 % Digital Sales

# Global Wealth & Investment Management

| $ in millions | 1Q18 | Inc/(Dec) 4Q17 | 1Q17 |
|---|---|---|---|
| Total revenue, net of interest expense [1] | $4,856 | $173 | $264 |
| Provision for credit losses | 38 | 32 | 15 |
| Noninterest expense | 3,428 | (45) | 99 |
| Pretax income [1] | 1,390 | 186 | 150 |
| Income tax expense [1] | 355 | (107) | (112) |
| Net income | $1,035 | $293 | $262 |

| Key Indicators ($ in billions) | 1Q18 | 4Q17 | 1Q17 |
|---|---|---|---|
| Average deposits | $243.1 | $240.1 | $257.4 |
| Average loans and leases | 159.1 | 157.1 | 148.4 |
| Net charge-off ratio | 0.06 % | 0.01 % | 0.06 % |
| AUM flows | $24.2 | $18.2 | $29.2 |
| Pretax margin | 29 % | 26 % | 27 % |
| Return on average allocated capital | 29 | 21 | 22 |
| Allocated capital | $14.5 | $14.0 | $14.0 |

- Net income of $1.0B and ROAAC of 29%
  - Record pretax income of $1.4B, up 12% from 1Q17, and pretax margin of 29%
- Revenue increased to a record $4.9B, up 6% from 1Q17, reflecting higher asset management fees and NII, partially offset by lower transactional revenue
  - 85% of revenue from asset management fees and NII vs. 81% in 1Q17
- Noninterest expense increased 3% from 1Q17, primarily due to higher revenue-related incentive costs
- Client balances grew 5% from 1Q17 to $2.7T, driven by higher market valuations and strong net flows
  - Assets under management (AUM) flows of $24B in 1Q18, reflected solid client activity and, to a lesser extent than the year-ago period, a shift from brokerage to AUM
- Average deposits of $243B declined 6% from 1Q17, primarily due to clients shifting balances into investments during 1H17
  - Growth of $3B, or 1%, compared to 4Q17
- Average loans and leases of $159B increased $11B, or 7%, from 1Q17, driven by mortgage and structured lending; 32nd consecutive quarter of loan growth
- Wealth advisors grew 4% from 1Q17 to 19,276 [2]
  - Record low competitive attrition rate

[1] FTE basis.
[2] Includes financial advisors in Consumer Banking of 2,538 and 2,121 in 1Q18 and 1Q17.

Bank of America
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Global Wealth & Investment Management Trends 15 Business Leadership Average Loans and Leases ($B) Average Deposits ($B) • #1 U.S. wealth management market position across client assets, deposits and loans 1 • #1 in personal trust assets under management 2 • #1 in Barron’s U.S. high net worth client assets (2017) • #1 in Barron’s Top 1,200 ranked Financial Advisors (2018) • #1 in Forbes’ Top 500 America’s Top Next Generation Advisors (2017) • #1 in Financial Times Top 401K Retirement Plan Advisers (2017) • #2 in Barron’s Top 100 Women Advisors (2017) 1,232 1,233 1,244 1,262 1,237 947 991 1,036 1,081 1,085 255 237 238 247 242 152 156 159 162 162 $2,585 $2,617 $2,676 $2,752 $2,725 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 1Q17 2Q17 3Q17 4Q17 1Q18 Brokerage / Other Assets under management Deposits Loans and leases Client Balances (EOP, $B) 4 71 72 74 75 77 43 43 42 42 42 32 33 35 36 38 3 3 3 3 3 $148 $151 $154 $157 $159 $0 $60 $120 $180 1Q17 2Q17 3Q17 4Q17 1Q18 Consumer real estate Securities-based lending Structured lending Credit card / Other ____________________ Note: Amounts may not total due to rounding. 1 Source: U.S.-based full-service wirehouse peers based on 4Q17 earnings releases. 2 Source: Industry 4Q17 call reports. 3 FTE basis. 4 Loans and leases include margin receivables which are classified in customer and other receivables on the consolidated balance sheet. 1.6 1.6 1.5 1.5 1.6 2.2 2.3 2.3 2.4 2.5 0.9 0.8 0.8 0.7 0.7 $4.6 $4.7 $4.6 $4.7 $4.9 $0 $1 $2 $3 $4 $5 1Q17 2Q17 3Q17 4Q17 1Q18 Net interest income Asset management fees Brokerage / Other Total Revenue ($B) 3 $257 $245 $240 $240 $243 $0 $50 $100 $150 $200 $250 $300 1Q17 2Q17 3Q17 4Q17 1Q18 3

# Global Banking

| $ in millions | 1Q18 | Inc/(Dec) 4Q17 | 1Q17 |
|---|---|---|---|
| Total revenue, net of interest expense [1,2] | $4,934 | ($85) | ($21) |
| Provision for credit losses | 16 | (116) | (1) |
| Noninterest expense | 2,195 | 34 | 32 |
| Pretax income [1] | 2,723 | (3) | (52) |
| Income tax expense [1] | 707 | (339) | (339) |
| Net income | $2,016 | $336 | $287 |

| Selected Revenue Items ($ in millions) | 1Q18 | 4Q17 | 1Q17 |
|---|---|---|---|
| Total Corporation IB fees (excl. self-led) [2] | $1,353 | $1,418 | $1,584 |
| Global Banking IB fees [2] | 744 | 811 | 925 |
| Business Lending revenue | 2,124 | 2,262 | 2,247 |
| Global Transaction Services revenue | 1,930 | 1,876 | 1,701 |

| Key Indicators ($ in billions) | 1Q18 | 4Q17 | 1Q17 |
|---|---|---|---|
| Average deposits | $324.4 | $329.8 | $305.2 |
| Average loans and leases | 351.7 | 350.3 | 342.9 |
| Net charge-off ratio | 0.02 % | 0.30 % | 0.06 % |
| Return on average allocated capital | 20 | 17 | 18 |
| Allocated capital | $41 | $40 | $40 |
| Efficiency ratio [1] | 44 % | 43 % | 44 % |

- Net income of $2.0B and ROAAC of 20%
  - Pretax income of $2.7B, down 2% from 1Q17
- Revenue of $4.9B decreased modestly from 1Q17
  - Reflects lower investment banking fees and the impact of tax reform on certain tax-advantaged investments, partially offset by the benefit from higher interest rates and growth in loans and deposits
- Total Corporation investment banking fees of $1.4B (excl. self-led) declined 15% from a strong 1Q17 performance
- Noninterest expense increased 1% from 1Q17, driven by higher personnel expense
  - Added additional client-facing professionals to further strengthen local market coverage
  - Efficiency ratio remained low at 44%
- Average loans and leases of $352B increased 3% from 1Q17, primarily driven by growth in international and domestic C&I
- Average deposits of $324B grew 6% from 1Q17

[1] FTE basis.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities and sales and trading activities.

Bank of America
16

Global Banking Trends 17 ____________________ Note: Amounts may not total due to rounding. 1 Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities and sales and trading activities. 2 FTE basis. 3 Advisory includes fees on debt and equity advisory and mergers and acquisitions. 77% 74% 70% 68% 65% 23% 26% 30% 32% 35% $305 $300 $316 $330 $324 $0 $100 $200 $300 $400 1Q17 2Q17 3Q17 4Q17 1Q18 Noninterest-bearing Interest-bearing 926 901 962 846 827 312 231 193 204 314 405 483 374 429 296 (59) (83) (52) (61) (84) $1,584 $1,532 $1,477 $1,418 $1,353 1Q17 2Q17 3Q17 4Q17 1Q18 Debt Equity Advisory Self-led deals Total Corporation IB Fees ($MM) 1 • World’s Best Bank for Advisory and North America’s Best Bank for Small to Medium-sized Enterprises (Euromoney, ’17) • Most Innovative Investment Bank of the Year and Best Bank for Global Payments (The Banker, ’17) • Best Global Debt Bank (Global Finance, ’18) • 2017 Share and Quality Leader in U.S. Large Corporate Banking & U.S. Cash Management (Greenwich) • Best Brand for Overall Middle Market Banking and Excellence Award for International Middle Market Banking - Payments, FX, Trade Finance (Greenwich, ’17) • Relationships with 79% of the Global Fortune 500; 95% of the U.S. Fortune 1,000 (2017) 2.6 2.5 2.6 2.7 2.6 0.9 0.9 0.8 0.8 0.7 0.8 0.8 0.8 0.8 0.8 0.7 0.8 0.8 0.7 0.8 $5.0 $5.0 $5.0 $5.0 $4.9 $0 $2 $4 $6 1Q17 2Q17 3Q17 4Q17 1Q18 Net interest income IB fees Service charges All other income Total Revenue ($B) 1, 2 3 170 171 169 171 172 155 157 159 162 162 18 18 18 17 17 $343 $345 $346 $350 $352 $0 $100 $200 $300 $400 1Q17 2Q17 3Q17 4Q17 1Q18 Commercial Corporate Business Banking 2 Average Deposits ($B) Business Leadership Average Loans and Leases ($B)

# Global Markets

| $ in millions | 1Q18 | Inc/(Dec) 4Q17 | 1Q17 |
|---|---|---|---|
| Total revenue, net of interest expense [1,2] | $4,786 | $1,390 | $78 |
| *Net DVA* | *64* | *182* | *194* |
| *Total revenue (excl. net DVA)* [1,2,3] | *4,722* | *1,208* | *(116)* |
| Provision for credit losses | (3) | (165) | 14 |
| Noninterest expense | 2,818 | 204 | 61 |
| Pretax income [1] | 1,971 | 1,351 | 3 |
| Income tax expense [1] | 513 | 303 | (158) |
| Net income | $1,458 | $1,048 | $161 |
| *Net income (excl. net DVA)* [3] | *$1,409* | *$926* | *$31* |

| Selected Revenue Items ($ in millions) [2] | 1Q18 | 4Q17 | 1Q17 |
|---|---|---|---|
| Sales and trading revenue | $4,117 | $2,539 | $3,899 |
| Sales and trading revenue (excl. net DVA) [3] | 4,053 | 2,657 | 4,029 |
| FICC (excl. net DVA) | 2,536 | 1,709 | 2,930 |
| Equities (excl. net DVA) | 1,517 | 948 | 1,099 |
| Global Markets IB fees | 609 | 597 | 666 |

| Key Indicators ($ in billions) | 1Q18 | 4Q17 | 1Q17 |
|---|---|---|---|
| Average total assets | $678.4 | $659.4 | $607.0 |
| Average trading-related assets | 463.2 | 449.7 | 422.4 |
| Average 99% VaR ($ in MM) [4] | 40 | 36 | 38 |
| Average loans and leases | 73.8 | 73.6 | 70.1 |
| Return on average allocated capital | 17 % | 5 % | 15 % |
| Allocated capital | $35 | $35 | $35 |
| Efficiency ratio [1] | 59 % | 77 % | 59 % |

- Net income of $1.5B and ROAAC of 17%
  - Pretax income of $2.0B was stable compared to 1Q17
- Revenue grew 2% from 1Q17, driven by sales and trading revenue
- Sales and trading revenue of $4.1B increased 6% from 1Q17, with FICC down 7% to $2.6B and Equities up 38% to $1.5B
- Excluding net DVA, sales and trading revenue of $4.1B increased 1% from 1Q17 [3]
  - FICC revenue of $2.5B declined 13% from a strong 1Q17, due to lower activity and less favorable market conditions in credit-related products, partially offset by improved activity in rates and currencies
  - Record Equities revenue of $1.5B increased 38% from 1Q17, driven by increased client activity and a strong trading performance in derivatives
- Noninterest expense increased 2% versus 1Q17, driven by continued investments in technology
- Average total assets increased from 1Q17, primarily due to targeted growth in both Equities and FICC
- Average VaR remained low at $40MM in 1Q18 [4]
- No trading loss days recorded in any of the periods presented

[1] FTE basis.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities and sales and trading activities.
[3] Represents a non-GAAP financial measure; see note E on slide 23.
[4] See note F on slide 23 for definition of VaR.

Bank of America

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Global Markets Trends and Revenue Mix 19 2.3 2.9 2.5 1.0 1.1 1.5 $3.3 $4.0 $4.1 $0 $1 $2 $3 $4 $5 1Q16 1Q17 1Q18 FICC Equities $408 $422 $463 $42 $38 $40 $0 $25 $50 $75 $100 $0 $100 $200 $300 $400 $500 1Q16 1Q17 1Q18 Avg. trading-related assets Avg. VaR • Best Bank for Markets in Asia (Euromoney, 2017) • European Trading House of the Year (Financial News, 2017) • Equity Derivatives House of the Year (Risk Magazine, 2017) • #1 Equity Portfolio Trading Share – North American Institutions (Greenwich, 2017) • 2017 U.S. Fixed Income Quality Leader in Credit and Securitized Products (Greenwich, 2017) • 2017 Quality Leader in Global Top-Tier Foreign Exchange Service and Sales (Greenwich, 2017) • #2 Global Research Firm (Institutional Investor, 2017) ____________________ Note: Amounts may not total due to rounding. 1 Represents a non-GAAP financial measure. Reported sales & trading revenue was $4.1B, $3.9B and $3.4B for 1Q18, 1Q17 and 1Q16, respectively. Reported FICC sales & trading revenue was $2.6B, $2.8B and $2.4B for 1Q18, 1Q17 and 1Q16, respectively. Reported Equities sales & trading revenue was $1.5B, $1.1B and $1.0B for 1Q18, 1Q17 and 1Q16, respectively. See note E on slide 23. 2 Macro includes G10 FX, rates and commodities products. 3 See note F on slide 23 for definition of VaR. 58% 42% Credit / other Macro 61% 39% U.S. / Canada International 1Q18 Total FICC S&T Revenue Mix (excl. net DVA) 1 1Q18 Global Markets Revenue Mix (excl. net DVA) 1 2 Total Sales & Trading Revenue (excl. net DVA) ($B) 1 Average Trading-related Assets ($B) and VaR ($MM) 3 Business Leadership

# All Other [1]

| $ in millions | 1Q18 | Inc/(Dec) 4Q17 | 1Q17 |
|---|---|---|---|
| Total revenue, net of interest expense [2] | ($333) | $1,033 | ($239) |
| Provision (benefit) for credit losses | (152) | 33 | (126) |
| Noninterest expense | 976 | 457 | (458) |
| Pretax income (loss) [2] | (1,157) | 543 | 345 |
| Income tax expense (benefit) [2] | (871) | (1,835) | 277 |
| Net income (loss) | ($286) | $2,378 | $68 |

- Net loss of $0.3B in 1Q18
- Revenue declined $0.2B from 1Q17, primarily due to the absence of the non-U.S. consumer credit card business sold in 2Q17
  - Improvement from 4Q17, driven largely by the absence of a $0.9B charge related to the Tax Act
- Provision improved from 1Q17, primarily driven by continued runoff of the non-core portfolio
- Noninterest expense improved $0.5B from 1Q17, due to lower litigation expense, reduced operational costs from the sale of the non-U.S. consumer credit card business and lower non-core mortgage costs
- 1Q18 and 1Q17 included a $0.2B tax benefit related to stock-based compensation
- Tax expense in 4Q17 included the negative impact associated with the Tax Act

[1] All Other consists of ALM activities, equity investments, non-core mortgage loans and servicing activities, the net impact of periodic revisions to the MSR valuation model for both core and non-core MSRs and the related economic hedge results, liquidating businesses and residual expense allocations. ALM activities encompass certain residential mortgages, debt securities, interest rate and foreign currency risk management activities, the impact of certain allocation methodologies and hedge ineffectiveness. The results of certain ALM activities are allocated to our business segments. Equity investments include our merchant services joint venture, as well as a portfolio of equity, real estate and other alternative investments. During 2Q17, the Company sold its non-U.S. consumer credit card business.

[2] FTE basis.

Bank of America

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First Quarter 2018 Key Takeaways 21 • Produced solid returns • Delivered responsible growth • Solid client activity with good deposit, loan and AUM growth • Maintained positive operating leverage • Asset quality remained strong • Increased capital returned to shareholders; repurchased $4.9B of common shares and paid $1.2B in common dividends • Positioned to benefit from higher interest rates and an improving economic environment

Appendix

Notes 23 A Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, limited to U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions. B The Liquidity Coverage Ratio (LCR) represents the consolidated average amount of high-quality liquid assets as a percent of the prescribed average net cash outflows over a 30 calendar-day period of significant liquidity stress, under the U.S. LCR final rule. C Time to Required Funding (TTF) is a debt coverage measure and is expressed as the number of months unsecured holding company obligations of Bank of America Corporation can be met using only the Global Liquidity Sources held at the BAC parent company and NB Holdings without the BAC parent company issuing debt or sourcing additional liquidity. We define unsecured contractual obligations for purposes of this metric as maturities of senior or subordinated debt issued or guaranteed by Bank of America Corporation. D The numerator of the SLR is quarter-end Basel 3 Tier 1 capital. The denominator is total leverage exposure based on the daily average of the sum of on-balance sheet exposures less permitted Tier 1 deductions, as well as the simple average of certain off-balance sheet exposures, as of the end of each month in a quarter. Off-balance sheet exposures primarily include undrawn lending commitments, letters of credit, potential future derivative exposures and repo-style transactions. SLR requirements became effective on January 1, 2018. E Revenue for all periods included net debit valuation adjustments (DVA) on derivatives, as well as amortization of own credit portion of purchase discount and realized DVA on structured liabilities. Net DVA gains (losses) were $64MM, ($118MM), ($130MM) and $154MM for 1Q18, 4Q17, 1Q17 and 1Q16, respectively. Net DVA gains (losses) included in FICC revenue were $78MM, ($112MM), ($120MM) and $140MM for 1Q18, 4Q17, 1Q17 and 1Q16, respectively. Net DVA gains (losses) included in Equities revenue were ($14MM), ($6MM), ($10MM) and $14MM for 1Q18, 4Q17, 1Q17 and 1Q16, respectively. F VaR model uses historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Using a 95% confidence level, average VaR was $21MM, $17MM and $21MM for 1Q18, 4Q17 and 1Q17 respectively.

Forward-Looking Statements 24 Bank of America Corporation (the “Company”) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Company's current expectations, plans or forecasts of its future results, revenues, expenses, efficiency ratio, capital measures, strategy and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company's control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward‐looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Company's 2017 Annual Report on Form 10‐K and in any of the Company's subsequent Securities and Exchange Commission filings: the Company's potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions, including inquiries into our retail sales practices, and the possibility that amounts may be in excess of the Company’s recorded liability and estimated range of possible loss for litigation exposures; the possibility that the Company could face increased servicing, securities, fraud, indemnity, contribution or other claims from one or more counterparties, including trustees, purchasers of loans, underwriters, issuers, other parties involved in securitizations, monolines or private-label and other investors; the possibility that future representations and warranties losses may occur in excess of the Company's recorded liability and estimated range of possible loss for its representations and warranties exposures; the Company’s ability to resolve representations and warranties repurchase and related claims, including claims brought by investors or trustees seeking to avoid the statute of limitations for repurchase claims; uncertainties about the financial stability and growth rates of non‐U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Company's exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, currency exchange rates, economic conditions, trade policies, and potential geopolitical instability; the impact on the Company’s business, financial condition and results of operations of a potential higher interest rate environment; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties; the Company’s ability to achieve its expense targets, net interest income expectations, or other projections; adverse changes to the Company's credit ratings from the major credit rating agencies; estimates of the fair value of certain of the Company's assets and liabilities; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the potential impact of total loss‐absorbing capacity requirements; potential adverse changes to our global systemically important bank surcharge; the potential impact of Federal Reserve actions on the Company's capital plans; the possible impact of the Company's failure to remediate the shortcoming identified by banking regulators in the Company's Resolution Plan; the effect of regulations, other guidance or additional information on our estimated impact of the Tax Act; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation (FDIC) assessments, the Volcker Rule, fiduciary standards and derivatives regulations; a failure in or breach of the Company's operational or security systems or infrastructure, or those of third parties, including as a result of cyber attacks; the impact on the Company's business, financial condition and results of operations from the planned exit of the United Kingdom from the European Union; and other similar matters.

• The information contained herein is preliminary and based on Company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. • Effective January 1, 2018, the Company adopted new accounting standards, among which are: – Tax effects in accumulated other comprehensive income (OCI), which addresses certain tax effects in accumulated OCI related to the Tax Cuts and Jobs Act. In connection with the adoption, the Company reclassified $1.3 billion from accumulated OCI to retained earnings; – Hedge accounting, which simplifies and expands the ability to apply hedge accounting to certain risk management activities. This standard does not have a material impact on the Company’s Consolidated Financial Statements; – Presentation of pension costs, which requires separate presentation of the service cost component of pension expense from all other components of net pension benefit/cost. This standard requires restatement of all prior periods in the Consolidated Statement of Income and is not material to any period presented; and – Revenue from contracts with customers, which addresses the recognition of revenue for certain contracts with customers. This standard does not have a material impact on the Company’s Consolidated Financial Statements. • The Company also reclassified prior periods in the Consolidated Statement of Income to include mortgage banking income and gains on sales of debt securities in other income, and in the Consolidated Balance Sheet to include mortgage servicing rights in other assets. • The Company may present certain key performance indicators and ratios excluding certain items (e.g., DVA) which result in non-GAAP financial measures. The Company believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. For more information about the non-GAAP financial measures contained herein, please see the presentation of the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations in the earnings press release for the quarter ended March 31, 2018 and other earnings-related information available through the Bank of America Investor Relations website at: http://investor.bankofamerica.com. • The Company views net interest income and related ratios and analyses on a fully taxable-equivalent (FTE) basis, which when presented on a consolidated basis are non-GAAP financial measures. The Company believes managing the business with net interest income on an FTE basis provides investors with a more accurate picture of the interest margin for comparative purposes. The Company believes that the presentation allows for comparison of amounts from both taxable and tax- exempt sources and is consistent with industry practices. The FTE adjustment was $150MM, $251MM, $240MM, $237MM and $197MM for 1Q18, 4Q17, 3Q17, 2Q17 and 1Q17 respectively. • The Company allocates capital to its business segments using a methodology that considers the effect of regulatory capital requirements in addition to internal risk- based capital models. The Company's internal risk-based capital models use a risk-adjusted methodology incorporating each segment's credit, market, interest rate, business and operational risk components. Allocated capital is reviewed periodically and refinements are made based on multiple considerations that include, but are not limited to, risk-weighted assets measured under Basel 3 Standardized and Advanced approaches, business segment exposures and risk profile and strategic plans. As a result of this process, in the first quarter of 2018, the Company adjusted the amount of capital being allocated to its business segments. Important Presentation Information 25